UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2024 (March 8, 2024)
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Credit Facility with Bank of America, N.A. as Administrative Agent

On March 8, 2024, Empire State Realty OP, L.P. (the “Operating Partnership”) and its general partner, Empire State Realty Trust, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “BofA Credit Agreement”) with Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the lenders and the letter of credit issuers party thereto. The BofA Credit Agreement amends and restates the amended and restated credit agreement, dated as of August 29, 2017, as amended, by and among the Operating Partnership, the Company, Bank of America, N.A., as administrative agent, and the other parties named therein.

The BofA Credit Agreement is comprised of a $620 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and a $95 million term loan facility (the “BofA Term Loan Facility”, and, together with the Revolving Credit Facility, the “BofA Facilities”). The Operating Partnership may request that the BofA Facilities be increased through one or more increases in the Revolving Credit Facility or one or more increases in the BofA Term Loan Facility or the addition of new pari passu term loan tranches, for a maximum aggregate principal amount under the BofA Credit Agreement not to exceed $1.5 billion. The BofA Facilities will be used for the working capital needs of the Operating Partnership and its subsidiaries and for other general corporate purposes.

Amounts outstanding under the BofA Facilities will bear interest at a rate based on the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York equal to, at the Operating Partnership’s election, (i) the term SOFR rate, plus, a margin ranging from (x) 1.300% to 1.700% per annum, in the case of revolving loans, and 1.500% to 2.050% per annum, in the case of term loans (the “SOFR Applicable Rate”) or (y) in the event the Company and/or the Operating Partnership has obtained a certain investment grade rating (such rating, an “Investment Grade Rating”) and elects such pricing, 0.725% to 1.400% per annum, in the case of revolving loans, and 0.800% to 1.600% per annum, in the case of term loans (the “SOFR Ratings-Based Rate”), (ii) a base reference rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the administrative agent as its “prime rate”, (c) the term SOFR rate plus 1.00% and (d) 1.00%, plus, a margin ranging from (x) 0.300% to 0.700% per annum, in the case of revolving loans, and 0.500% to 1.050% per annum, in the case of term loans or (y) in the event the Company and/or the Operating Partnership has obtained an Investment Grade Rating and elects such pricing, 0.000% to 0.400% per annum, in the case of revolving loans, and 0.000% to 0.600% per annum, in the case of term loans and (iii) the rate per annum equal to SOFR for any day plus a SOFR adjustment of 0.10%, plus the SOFR Applicable Rate or the SOFR Ratings-Based Rate, as applicable. The BofA Credit Agreement also includes a sustainability component whereby the BofA Facilities’ pricing can improve upon the Operating Partnership’s achievement of certain sustainability ratings.

The Operating Partnership will pay certain customary fees and expense reimbursements in connection with the BofA Facilities, including a facility fee on commitments under the Revolving Credit Facility that range from 0.200% to 0.350% (or 0.125% to 0.300% if the Company and/or the Operating Partnership achieves Investment Grade Ratings and elects the alternative pricing described above), subject to the terms of the BofA Credit Agreement.

The Revolving Credit Facility matures on March 8, 2028, and may be extended by two six-month periods at the option of the Operating Partnership, subject to the conditions provided in the BofA Credit Agreement. The BofA Term Loan Facility matures on March 8, 2027, and may be extended by two twelve-month periods at the option of the Operating Partnership, subject to the conditions provided in the BofA Credit Agreement. The Operating Partnership may prepay loans under the BofA Facilities at any time, in whole or in part without premium or penalty.

The BofA Credit Agreement contains customary financial and operating covenants, including covenants relating to limitations on liens, investments, distributions, debt, fundamental changes, and transactions with affiliates, and requires certain customary financial reports. The BofA Credit Agreement also contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (as defined in the BofA Credit Agreement). If an event of default occurs and is continuing under the BofA Credit Agreement, the entire outstanding balance under the agreement may become due and payable.

Term Loan with Wells Fargo Bank, N.A. as Administrative Agent

On March 13, 2024, the Operating Partnership and the Company entered into a Third Amendment to that certain Credit Agreement, dated as of March 19, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “WF Credit Agreement”) among the Company, the Operating Partnership, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent. The Third Amendment provides for, among other things, certain conforming changes to the BofA Credit Agreement, including increases to the capitalization rate for certain properties of the Company. No other changes were made to the amount of the commitments, the maturity date of the outstanding loans or the covenants.

Some of the lenders and their affiliates under both the BofA Credit Agreement and the WF Credit Agreement from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Operating Partnership, the Company and their affiliates in the ordinary course of business.

The foregoing descriptions of the BofA Credit Agreement and the WF Credit Agreement are qualified in their entirety by the full terms and conditions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above with respect to the BofA Credit Agreement under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1[1]
Second Amended and Restated Credit Agreement, dated March 8, 2024, among Empire State Realty OP, L.P., as borrower, Empire State Realty Trust, Inc., Bank of America, N.A., as administrative agent and the lenders and letter of credit issuers party thereto.

10.2[1]
Third Amendment to Credit Agreement, dated March 13, 2024, among Empire State Realty OP, L.P., as borrower, Empire State Realty Trust, Inc., the subsidiary guarantors party thereto, Wells Fargo National Association, as administrative agent and the lenders party thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
1 In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company and Operating Partnership hereby agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: March 13, 2024	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: March 13, 2024	By:	/s/ Christina Chiu
	Name:	Christina Chiu
	Title:	President